Exhibit 10.37

                            FIRST AMENDMENT IN TOTAL

     THIS FIRST AMENDMENT IN TOTAL (hereinafter referred to as "Agreement") is entered into this 15th day of November 2000, by and between the COUNTY OF CLARK, a political subdivision of the State of Nevada (hereinafter referred to as "County") and ILX RESORTS INCORPORATED, an Arizona corporation authorized to do business in Nevada (hereinafter referred to as "Company"):

                                   WITNESSETH:

     WHEREAS, County is the owner and operator of McCarran International Airport (hereinafter referred to as "Airport") and wishes to develop and construct golf putting green and related facilities and hotel, timeshare, and restaurant buildings and related facilities (hereinafter collectively referred to as "Commercial Facilities") on property owned by Clark County and controlled by the Airport and such development is compatible with Airport uses; and

     WHEREAS, it is for the benefit of the County to more efficiently and economically manage its Airport property to include such Commercial Facilities; and

     WHEREAS, Company is engaged in the business of constructing, maintaining, leasing. and operating such Commercial Facilities; and

     WHEREAS, County is willing and Company desires to enter an Agreement to develop and operate such Commercial Facilities, which Agreement shall amend in full and restate in full that Lease and Concession Agreement dated January 3, 1995, by and between County and Golf Centers of America, a California corporation ("Master Lease") for the approximately 44 acre parcel (Airport Property or Premises) legally described in Exhibit "A" to this Agreement. This Agreement shall be conditioned upon the close of escrow for the acquisition of the Master Lease by Company, and Company, obtaining the financing upon terms acceptable to Company, to fund the acquisition of the Master Lease.

     NOW, THEREFORE, for and in consideration of the agreements, covenants, and conditions herein, County and Company agree as follows:

                                    ARTICLE I

1.1  DEFINITIONS

     1.1.1 The term "Airport," whenever used herein, means the McCarran International Airport and all property owned by County and controlled by the Department of Aviation at the date of execution of the Agreement or at any future date during the term hereof.

     1.1.2 The term "CC&Rs," whenever used herein, means the Covenants, Conditions, and Restrictions developed by the Company and approved by the County's Designated Representative, which will include, but not be limited to, specific guidelines for uses of the Airport Property.

     1.1.3 The term "Company," whenever used herein, means ILX Resorts Incorporated, an Arizona corporation authorized to do business in the State of Nevada, entering into this Agreement as the (i) successor in interest to Golf Centers of America as Lessee under the Master Lease; and (ii) developer or sub-lessor of the Commercial Facilities on the Airport Property as described herein.

     1.1.4 The term "County," whenever used herein, means Clark County, Nevada, as represented by the Clark County Board of Commissioners and where this Agreement speaks of "Approval by County," such approval means action by the Clark County Board of Commissioners.

     1.1.5 The term "County's Designated Representative" or "CDR," whenever used herein, means the Director of the Clark County Department of Aviation, or his designee acting on behalf of the County.

     1.1.6 The term "Debt Service," whenever used herein, means the Company's payment of principal and interest or other fees, including loan points, fees, closing costs, and other loan charges (monthly or otherwise) to any Lender, including without limitation, lending institutions or members of the Company for acquisition, construction, and/or permanent financing for the Commercial Facilities. The principal loan amounts subject to Debt Service shall not exceed 100% of the costs and expenses of acquisition of the Master Lease and construction and development of the Commercial Facilities and shall not be amortized over more than thirty (30) years. Any Debt Service loan shall be at commercially reasonable interest rates, points, fees, closing costs, and other terms and conditions for the same type of loan from a bank or commercial Lender, as approved by CDR.

     1.1.7 The term, "Effective Date," whenever used herein, means what is stated in Section 1.6, entitled EFFECTIVE DATES. The payment of rental and fees shall commence for the Commercial Facilities upon the Effective Date. All other terms and conditions of this Agreement will commence upon approval by the Board of County Commissioners.
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     1.1.8     The term "Environmental Laws," whenever used herein, means anyone or all of the laws and/or regulations of the Environmental Protection Agency or any other federal, state, or local agencies, including, but not limited to the following as the same are amended from time to time:

                    COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)
                    RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 694 et seq.)
                    TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. Section 2601 et
                    seq.)
                    SAFE DRINKING WATER ACT (42 U.S.C.Section 300h et seq.) CLEAN WATER ACT (33 U.S.C. Section 1251 et seq.)
                    CLEAN AIR ACT (U.S.C. Section 7401 et seq.)
                    SANITATION (Nevada Revised Statutes, Chapter 444)
                    NEVADA WATER POLLUTION CONTROL LAW (Nevada Revised Statutes 445A.060 through 445A.955)
                    HAZARDOUS MATERIALS, INCLUDING UNDERGROUND STORAGE TANK REGULATIONS (Nevada Revised Statutes, Chapter 459)
                    NEVADA OCCUPATIONAL SAFETY AND HEALTH ACT (Nevada Revised Statute 618) and thc regulations promulgated thereunder and any other laws, regulations and ordinances (whether enacted by the Federal, State or local government) now in effect or
                    hereinafter   enacted  that  deal  with  the  regulation  or
                    protection of the  environment  (including,  but not limited
                    to,  the  ambient  air  procedures  and  records   detailing
                    chlorofluorocarbons   [CFC]),  ambient  air,  ground  water,
                    surface water and land use, including sub-strata land.

     1.1.9 The term "Hazardous Material," whenever used herein, means the definitions of hazardous substance, hazardous material, toxic substance, regulated substance, or solid waste as defined within the following:

                    COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)
                    RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 6901 et seq.)
                    HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. Section 1801 et seq.)
                    and all present or future regulations promulgated thereto. DEPARTMENT OF TRANSPORTATION TABLE (49 C.F.R. Section 172.101) and amendments thereto. ENVIRONMENTAL PROTECTION AGENCY (40 C.F.R. Part 302 and amendments thereto) TRANSPORTATION OF HAZARDOUS MATERIALS BY MOTOR VEHICLE (Nevada Revised Statutes 459.700 through 459.780)
                    All substances, materials, and wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under any environmental law, whether such laws are Federal, State, or local.

     1.1.10 The term "Release," whenever used herein, means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of any Hazardous Material in violation of Environmental Laws.

     1.1.11 The term "Participating Parties," whenever used herein, means Company as lessee and County as lessor (hereinafter jointly referred to as "Parties") to a participatory leasing arrangement for the sharing of net revenue as consideration for the development and operation of the Commercial Facilities at the Premises.

     1.1.12 The term "Premises," whenever used herein, means that area depicted and described on Exhibit "A". The legal description of the Premises will be attached to the Memorandum of Lease described in Section 1.2.2.

     1.1.13 The term "Sublease," whenever used herein, means the documents signed by a sublessee or tenant for the leasing of space or real property ("Space") in the Commercial Facilities. The CDR retains the right to approve the standard form of such documents, which consent shall not be unreasonably withheld.

     1.1.14 The term "Sublessee" or "Tenant," whenever used herein, means any business firm or individual who leases Space for a valid, legal commercial activity in the Commercial Facilities. The CDR will retain the right to approve the uses of such Sublessee or Tenant. These terms may be used interchangeably.

1.2  TERM

     1.2.1 The term of this Agreement will expire 50 years from the date of approval by the Board of County Commissioners,

     1.2.2 All provisions of this Agreement will be in force and effect on the later of the (i) date of approval by the Board of County Commissioners or (ii) the close of escrow on the acquisition of the Master Lease by Company. Upon the execution of this Agreement, County and Company shall each execute a Memorandum of Lease. After execution, the Memorandum of Lease shall be filed by Company in the real property records of Clark County, Nevada.

     1.2.3 On or within ten (10) days following the close of escrow on the acquisition of the Master Lease by thc Company, the Company at its cost will be entitled to receive an ALTA leasehold policy of title insurance issued by a title company selected by Company, with liability in an amount reasonably determined by Company and insuring company's interests hereunder. Such leasehold policy will be subject only to exceptions permitted by Company. Company may increase such liability consistent with the development of the Commercial Facilities.

1.3  PREMISES

     County does hereby demise and let unto Company and Company does hereby take from County that certain real property (hereinafter referred to as "Premises") as follows:
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     1.3.1     The  leasehold  area as depicted on Exhibit "A" which is attached hereto and made a part hereof.

     1.3.2 Company acknowledges that it has inspected the Premises and accepts the Premises AS IS including, but not limited to, existing improvements, grades, soil conditions, and drainage with no further responsibility to County by Company for any present or further improvements, soil remediation, or maintenance thereof.

1.4  USE OF PREMISES

     Upon performance of the agreements, provisions, and conditions contained in this Agreement, Company will have the use of the Premises for the development, construction, operation, and sublease of the Commercial Facilities and for other business activities reasonably related thereto and for no other purposes, unless approved in writing by the CDR. The Commercial Facilities specifically approved are golf related facilities, hotels, restaurants, and timeshare developments as reflected on Exhibit "B" attached hereto and made a part hereof. The CDR, however, retains the sole right to determine in its reasonable discretion if an additional use (other than the Commercial Facilities listed in the preceding sentence) is compatible with Airport operations.

     1.4.1 No "sexually oriented" business or "adult use," as defined in the Clark County Code (e.g. CCC 6.110, 6.140, 6.160, 6.170, 7.54,
               29.02.030, and 29.17.100, and as amended from time to time) shall be allowed upon any part of the Premises. No use for which a liquor or gaming license is required shall be allowed upon any part of the Premises without the written consent of County (refusal to consent to these uses is solely without the discretion of the Board of County Commissioners and does not need to be reasonable). Should County consent to use involving a liquor or gaming license, Company shall pay all costs, including the cost of background investigations and attorney's fees, relating to the licensing process.

1.5  RENTALS AND FEES

     1.5.1 Commencing upon Effective Date as further defined in Section 1.6 entitled EFFECTIVE DATES the rental to be paid the County is 50% of Net Revenue (as defined below) received by Company. Rental shall include rents from Company sublessees as such rents are collected from the sublessees.

     1.5.2 County and Company agree that the term "`Gross Revenue," whenever used herein, will mean the following:

               1.5.2.1 Gross Revenues is defined as the total dollar amount derived or received from Company's operations provided under the terms of this Agreement. These amounts will be considered Gross Revenue whether for cash or credit. It is understood and agreed that Company will use its reasonable efforts to collect any and all unpaid amounts which would be considered part of Gross Revenue.

               1.5.2.2 Gross Revenues from timeshare sales at the Airport Property shall be calculated only on the number of timeshare intervals developed on the Airport Property. County recognizes that (i) Company may sell the intervals through memberships in ILX Premiere Vacation Club (PVC) or another similar entity; (ii) membership sales in PVC taking place from the Airport Property may exceed the number of timeshare intervals developed on the Airport Property; (iii) Adjusted Gross Revenue will be calculated on the number of PVC membership sales from the Airport Property that is equal to the number of timeshare intervals developed on the Airport
                         Property; and (iv) PVC membership sales from the Airport Property in excess of the number of timeshare intervals developed on the Airport Property (Excess Airport Property Membership Sales) shall not be included in Gross Revenue, provided however Company shall pay $100,000 per year in rent for the use of the Airport Property to conduct thc Excess Airport Property Membership Sales. Gross Revenues shall not include interest earned by Company on financing of installment contracts on the sale of timeshare intervals or PVC memberships.

     1.5.3     Net Revenue

               The term "Net Revenue," whenever used herein, means the amount of available cash after allowable deductions have been made from Adjusted Gross Revenue derived or received from Company's operations provided under the terms of this Agreement. Allowable deductions are defined as follows:

                    i.   Actual reasonable expenses for the annual period
                    ii.  Capital Improvement Expenditures
                    iii. Management Fee (Not to exceed 6% of Gross Revenues)
                    iv. Debt Service, including interest, points, and repayment of principal
                    v.   Return of Equity to Company.
                    vi. A reasonable reserve for maintenance and operations or as required by any Lender under any approved financing.

     1.5.4     Completion of Development

               If Company has not substantially completed development by December 31, 2007, of the Premises reasonably consistent with the Paradise Tropicana Resort Master Plan attached as Exhibit "B" (Master Plan), or as such Master Plan may be amended from time to time, then thc County's share of Net Revenue shall increase from 50% to 75% until the Company has substantially completed development of the improvements reflected on the Master Plan. The actual reasonable expenses shall include, but not be limited to, the following expenses;

                    Salaries, wages, employee benefits, and payroll expenses, including payroll taxes, and insurance of all employees employed on-site in the construction, development, and operation of the Commercial Facilities. It is understood and agreed that certain employees of Company may have other duties within Company that are unrelated to this Agreement; the expenses for such employees shall be apportioned to reflect the actual amount of work devoted to the Commercial Facilities.

                    Marketing, advertising, and promotional expenses related to the Commercial Facilities; replacement of inventories of maintenance parts and supplies of the Commercial Facilities; replacement of broken, lost, or damaged equipment, and office supplies, postage, printing, routine office expenses, accounting services, auditing, computer fees, and legal services incurred in the operation of the Commercial Facilities.

                    Insurance premiums, all ad valorem taxes, personal property taxes, sales taxes, and state income taxes, and reasonable travel expenses of on-site employees incurred exclusively in connection with the business of the Company related to this Agreement. It is understood and agreed that certain employees of Company may have other duties within Company that are unrelated to this Agreement, the expenses for such employees shall be apportioned to reflect the actual expenses devoted to the Commercial Facilities.

                    All costs incurred for utilities, including, but not limited to, all electric, gas, and water costs, and any other private utility charges incurred in connection with the operation of the Commercial Facilities, ordinary maintenance, and repairs, to the extent they are not paid from thc capital replacement reserve established therefor.

                    All  expenses  and costs  incurred  in the  development  and
                    operation  of  the  Commercial  Facilities,   including  all
                    development and operating costs, and expenses.

                    Reasonable reserve for working capital, insurance, and tax reserve and other reasonable expenses incurred in the development, construction, and operation of the Project and Commercial Facility.

                    It is understood and agreed that the actual reasonable expenses will only include those expenses reasonably associated with similar Commercial Facilities in the community. It shall be Company's obligation to demonstrate that the actual expenses are reasonable and customary.

                    Return of Equity

                    Return of to Company whenever used herein, means the repayment of principal, plus a cumulative interest factor of 12% per annum, on equity funds invested into the Airport Property or Commercial Facilities by the Company. Such funds shall include funds company directly invests in the Commercial Facilities which is not covered by Debt Service and is not a part of the reasonable actual expenses defined herein.

     1.5.5 A written budget for each calendar year during the term of this Agreement will be prepared for all expenses related to the use, maintenance and operation of those portions of the Premises which are subleased, including, without limitation, maintenance, operation, administration, leasing and other fees and expenses of any nature, including a reasonable contingency amount and reserve for Capital Improvement Expenditures as follows:

               1.5.5.1 At least thirty (30) days prior to Effective Date, Company and CDR will agree upon an initial budget to cover the period from the Effective Date until December 31 of the year in which the Effective Date occurs.

               1.5.5.2 By September 1, annually, Company will prepare and submit a written budget to the CDR.

               1.5.5.3 Within fourteen (14) days of receipt of the proposed budget, the CDR will review and approve or disapprove the proposed budget submitted by the Company.

                         1.5.5.3.1 If disapproved on reasonable grounds, the CDR will inform Company in writing of the specific reasons for its disapproval with the provisions of the proposed budget, or to request further clarification of the budget elements. Company will respond within fourteen
                                        (14)  days  with   verification  of  the
                                        budget  elements,  or  with  a  modified
                                        written  budget,   which  is  reasonably
                                        satisfactory    to    the    CDR.    The
                                        Participating Parties agree to negotiate in good faith to resolve any conflicting issues that may arise. If the CDR fails to timely respond, the proposed budget will be deemed approved and will become an Approved Budget.

               1.5.5.4 The agreed upon budget will be deemed the Approved Budget for the applicable calendar year.

     1.5.6 Company will be entitled to expend funds in accordance with the Approved Budget during the applicable calendar year. In the event Company is over-budget on a particular line item, Company may reallocate excess funds from one line item to another line item, and may in the aggregate exceed the approved budget expenses by ten percent (10%) in any calendar year. Any expenses not covered by the Approved Budget are subject to thc reasonable approval of CDR.

     1.5.7 By September 1, annually, Company will submit, for the subsequent year, a written financial projection to the CDR for the development, maintenance, operation, sales and marketing for the time-share development on the Premises operated by Company.

     1.5.8 County acknowledges these projections are not budgets. Company covenants and agrees to use its good faith efforts to enhance Net Revenue from the Time-share development consistent with reasonable and necessary expenditures by Company. County at all times shall have access to all of Company's accurate books, records, and accounts all revenues received from Company's business authorized under this Agreement.

1.6  EFFECTIVE DATES

     The Effective Date to commence payment of Rentals and Fees will be the date Company closes escrow on the acquisition of the Master Lease and obtains possession of the Premises.

1.7  STANDARDS OF OPERATION

     1.7.1 Company will develop and construct Commercial Facilities in accordance with plans and specifications prepared by Company or its Sublessees and approved by the CDR in order to provide first-class Commercial Facilities.

     1.7.2 Company may enter into a standard form Sublease, which has been approved by the CDR, with Sublessees or Tenants.

               1.7.2.1 In the event there are any material substantive changes or exceptions to the standard form of Sublease arrangements, the Company must obtain the CDR's approval.

               1.7.2.2   All  Subleases  must be for  purposes as  permitted  in
                         Section 1.4 entitled USE OF PREMISES of this Agreement and subject to all provisions of this Agreement.

     1.7.3 The Company will provide County with a copy of any rules, regulations, or other standards of operation developed by Company and distributed to Sublessees and Tenants.

1.8  RECORDS AND AUDIT

     1.8.1 Within forty-eight (48) hours Company agrees to provide at its principal place of business in the metropolitan area of Las Vegas, Nevada, accurate books, records, and accounts of all revenues received from Company's business authorized under this Agreement. Company further agrees to make such books, records, and accounts available at any time, Monday through Friday, 9:00 AM to 5:00 PM for the inspection of CDR, or such agents, employees, or accountants as he/she may designate.

     1.8.2 County will, at any time, have the right to cause an audit of the business of Company to be made by a Certified Public Accountant of County's selection and if the financial statements previously made to County by Company will be found to be understated (either intentionally or unintentionally) by a greater margin of one percent (1%) of Company's Total Revenue for the period of review, then Company will immediately pay to County the cost of such audit, as well as the additional payments shown to be payable to County by Company. Otherwise, the cost of the audit will bc paid by County.

1.9  IMPROVEMENTS, MAINTENANCE, AND REPAIR BY COUNTY

     1.9.1 County has no direct responsibility or obligation for any maintenance, repair, or replacement of the leased Premises or improvements.

     1.9.2 At any time and from time to time during the term of this Agreement, County agrees to, upon the written request of Company, assist Company in delivering such instruments as may be appropriate, necessary, required, or desired by Company for the purpose of (i) the grant or dedication of any easement, right of way, or other property right to any public entity or service corporation or for the development of the Premises, so long as such grant or dedication does not substantially impair the value of the County's fee interest in the real property underlying the Premises, or (ii) the application to any governmental authority for, or the obtaining of, approvals, consents, zoning changes, conditional uses, variances, subdivision maps, or the like, in each instance for the purpose of providing adequate utility services to the Premises or of permitting Company to construct the Commercial Facilities on the Premises or make any alteration or addition to the Commercial Facilities or (iii) execute any document reasonably required for Company to obtain all entitlements and permits required to Construct and operate the Commercial Facilities consistent with the uses allowed in this Agreement.

1.10 IMPROVEMENTS, MAINTENANCE, AND REPAIR BY COMPANY

     1.10.1 Company will construct, install, and maintain or repair the following:

               1.10.1.1 Underground utility lines and connections. Company's expense will include all connection fees or all other fees.

               1.10.1.2 Unless the above obligations are assumed by a Sublessee, all leasehold improvements including, but not limited to, grading, fencing, paving, lighting, roadways, parking lots, drainage, and structures which are required by Company in its conduct of business as authorized under Section 1.4 hereof entitled USE OF PREMISES. Notwithstanding the assumption of any of these responsibilities by a Sublessee, Company shall remain responsible to ensure all leasehold improvements are completed in accordance with this Section.

               1.10.1.3 Maintenance is understood and agreed to include all janitorial services and requirements and daily routine Premises cleanup.

     1.10.2 All improvements or alterations to the Premises will be in accordance with Clark County Code, applicable Airport Rules and Regulations, and all other applicable governmental rules and regulations and are subject to the prior approval of the CDR as to plans, specifications, and methods of construction or installation. Immediately upon completion of any initial or additional improvements during the term hereof, Company will provide as-built drawings of same to the County along with a certification of construction costs for all permanent improvements.

     1.10.3 During the term or any extension of this Agreement, Company may, with prior written approval of the CDR, add to or alter initially constructed improvements at any time subject to all conditions set forth in 1.10.2 above. Any such addition or alteration will be performed in a workmanlike manner in accordance with all applicable governmental regulations and requirements and will not weaken or impair the structural strength or reduce the value of the Premises or improvements thereon.

     1.10.4 Company will be responsible for the removal and disposal of garbage, debris, contaminants, and any other waste material (whether solid or liquid) arising out of the occupancy or operation of the leased Premises. Such removal will conform with all governmental requirements and regulations as more fully described hereinafter in Section 3.20 entitled ENVIRONMENTAL POLICY.

     1.10.5 Should Company fail to perform its maintenance and repair responsibilities, County may, but is not obligated to, provide maintenance and make repairs thereon and thereto which it feels are necessary, charging the same to the expense of the Company upon thirty (30) days prior written notice of its intent to do so; except in case of emergency for which no notice is necessary.

1.11 CONSTRUCTION STANDARDS, RULES, AND REGULATIONS

     All improvements to the Premises will be subject to the McCarran international Airport Tenant Improvement Manual and other Airport Rules and Regulations, as applicable. Design and construction specifications and documents must be reviewed and approved by the Department of Aviation's Construction/Engineering Division prior to commencement of construction of improvements.

     Further, design and construction specifications and documents must be reviewed by County's Department of Building and Zoning prior to the issuance of a building permit and will be subject to any statute, ordinance, rule, or regulation of any other applicable governmental agency, department, or authority whether Federal, State, or local.

1.12 AVIGATION EASEMENT AND WAIVER

     Avigation Easement. Company acknowledges and consents to County's reservation of a perpetual and assignable right-of-way and easement for the free and unobstructed passage of all aircraft, regardless of the owner or operator of such, in, through, and across all of the air space above thc Premises subject to such rights, terms, and conditions as contained herein. (For purposes of this instrument, Aircraft is defined as any contrivance now known or hereafter invented, used, or designed for navigation of or flight in the air or space regardless of the form of propulsion which powers said aircraft in flight.) County, its successors in interest and assigns, shall have and hold such easement and right-of-way, and all rights appertaining thereto, until the Airport shall be abandoned and shall cease to be used for public airport purposes.

          County, its successors in interest and assigns, for the use and benefit of aircraft operators and the general public, shall have the continuing right to cause or allow in all of the air space above the surface of the Premises such noise, fumes, vibrations, dust, fuel, particles, and all other effects that may be caused by or result from the operation of aircraft, whether or not said aircraft overfly or intrude into the air space above the Premises.

          County reserves unto itself, its successors and assigns, for the use and benefit of aircraft operators and the general public, a right of flight for the passage of aircraft in the airspace above the surface of the real Premises, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used, for navigation of or flight in said airspace, and for use of said airspace for landing at, taking off from, or operating from the Airport.

     WAIVER. Company, its successors in interest and assigns, hereby shall waive, remise, and release any right or cause of action which Company may now have or may have in the future against County, on account of or arising out of noise, vibrations, fumes, dust, fuel, particles, and all other effects that may be caused or may have been caused by the operation of aircraft landing at, taking off from, or operating at or on thc Airport, or in or near the air space above the Premises or any other effects that may be caused by or result from the operations of aircraft, changes in the type or frequency of aircraft operations, the airport layout, or flight patterns, or increases in nighttime operations; Company expressly agrees for itself, its successors and assigns, to:

          (1) Not allow any structure, object, tree, shrubbery, or other vegetation to remain on the Premises which encroaches upon or extends into the areas where the FAA would prohibit such structures, objects, trees, or other vegetation or determine that such structures, objects, trees, or other vegetation would be a hazard to air navigation pursuant to the rules and regulations of the FAA or where such structures, objects, trees, or other vegetation would be prohibited or not be granted a permit under federal, state, or local rules and regulations, including, but not limited to Federal Aviation Regulation Part 77 and Clark County Code Chapters 20.13 and 20.19 Part B as amended, or any similar regulations which may hereinafter be enacted.

          (2)  File a notice with the FAA in accordance with requirements of FAA
               Part 77 (FAA Form 7460.1), as amended, or any similar regulations which may hereinafter be enacted and receive either a Director's Permit from the Department of Aviation or a variance from the County's Airport Height Hazard Board of Adjustment prior to constructing any facility, structure, or other items on the Premises.

          (3) Submit to the County plans showing exterior building finishes, including but not limited to glass surfaces and exterior lighting, which potentially may make it difficult for aircraft pilots to distinguish between airport lights and other lights; produce glare or reflection which would impair aircraft pilots landing of taking off at the Airport, impair visibility in the vicinity of the Airport, or otherwise endanger the landing, take off, or maneuvering of aircraft; and shall not install the same without receiving a Director's Permit from the Department of Aviation or a variance from the County's Airport Height Hazard Board of Adjustment. Company shall not use, permit, or suffer the use of the Premises in such a manner as to create electrical interferences with radio communication to or from any aircraft or between any airport installation or navigational aid (NAVAID) and any aircraft.

          (4) Not authorize the construction of any facility or improvement on the Premises which attracts or results in the concentration of birds or other wildlife which would interfere with the safe operation of aircraft in flight.

          (5) Use construction practices and materials to achieve an exterior to interior noise level reduction sufficient to achieve a maximum 35 decibel Day-Night level (DNL 35 db) interior noise level in any permanent structures, based on aircraft noise contours shown on the McCarran International Airport Environs Overlay District Maps, prepared by the Department of Aviation and dated April 16, 1998, or on a subsequent version of said maps as may be updated from time to time by the Department of Aviation (Airport Environs
               Maps). Land, buildings, and structures shall be deemed to be impacted by the specific noise contours that cross them as shown on the Airport Environs Maps. Where a building is or would be impacted by one or more noise contours, the entire building shall be considered to be within the most restrictive noise contour.

1.13     APPROVALS TO BE REASONABLY GIVEN

         It is understood and agreed that all provisions of this Agreement which require approval by the CDR will receive timely response and such approvals will not be unreasonably withheld.

                                   ARTICLE II

2.1  ASSIGNMENT

     2.1.1 Company will not assign its rights or duties hereunder or any estate created hereunder, in whole or in part, except with the prior written consent of County, which consent will not be withheld unreasonably or delayed, but will be given in the event that assignee presented is a proper and fit person or entity with financial resources sufficient in County's reasonable business judgment to be financially secure to perform the obligations hereunder. Further, any such assignment will be specifically subject to all provisions of this Agreement. Any assignment without County's consent is void.

               2.1.1.1 Any voluntary transfer of fifty percent (50%) or more of Company's ownership interests will be deemed an assignment.

               2.1.1.2 Before any assignment will become effective, the assignee will, by written instrument, assume and agree to be bound by the terms and conditions of this Agreement during the remainder of the term thereafter. When seeking consent to an assignment hereunder, Company will submit a copy of the document or instrument of assignment to County. Any assignment will not release Company from its obligations under this Agreement.

               2.1.1.3 Any transfers of members or stockholders of Company for estate purposes will not be considered an assignment hereunder.

               2.1.1.4 Any transfers of stock of Company through a recognized national stock exchange will not be considered an assignment hereunder.

     2.1.2 Notwithstanding the foregoing, County's consent shall not be required for (a) Company to assign this Agreement to an affiliated corporation, partnership, or other business entity in which Company directly or indirectly owns a controlling interest, provided that such entity has the financial resources sufficient in County's reasonable business judgment to be financially secure to perform the obligations hereunder or Company guarantees the performance of the assignee under this Agreement; or (b) any assignment concerning a Sublease of all or any portion of the Premises, provided that the Sublease is subject to the terms, conditions, and provisions of this Agreement. Concession or sublease arrangements for food and beverage, and other related facilities included in the Commercial Facilities shall not be considered an assignment for purposes of this provision, but shall require consent as outlined in Section 2.2 entitled SUBLEASING.

2.2  SUBLEASING

     Company will not Sublease, rent to, or permit any persons, firms, or corporations to occupy any part of the leased Premises without having first received consent therefor as follows:

     2.2.1 Any arrangements must be in the form of a written instrument and must be specifically for purposes and uses of the Premises as authorized under this Agreement and subject to the provisions of this Agreement applicable to the development and operation of the sublease and necessary to accomplish the purposes of said sublease. Company will submit a copy of such writing at the time of requesting the CDR's consent therefor.

               2.2.1.1 All Subleases which comply with the standard form agreement as approved in accordance with Section 1.7 entitled STANDARDS OF OPERATION will be reviewed for compliance by the CDR.

               2.2.1.2 Any arrangements for the leasing of space which are not in conformance with the standard form agreement as approved in accordance with Section 1.7 entitled STANDARDS OF OPERATION must receive the prior written approval of the CDR.

     2.2.2 All subleases shall charge rent at a rate which is equal to or above the average rental rate for similarly situated and used property in the Las Vegas Valley. Any space used or occupied by Company (other than for development of timeshare units) for purposes other than the development, management and operation of the Premises shall be occupied under the terms of an approved sublease.

2.3  ATTORNMENT

     2.3.1 All Subleases of Company will be subject to all terms and conditions of this Agreement which are necessary to effect the purpose of this Agreement. In the event Company ceases to be a party to this Agreement and perform its obligations hereunder to County, other than by a transfer of interest and novation approved in writing by County, all Sublessees will recognize County as the successor to the Company, be bound by the terms and conditions of this Agreement and render performance hereunder to County as if the Agreement were executed directly between County and the Sublessees; provided, however, County hereby agrees that so long as Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and County agrees to be bound by all of the terms and conditions of such Sublease.

     2.3.2     All Subleases of Company will provide that:

               If by reason of a default on the part of Company as lessee in the performance of the terms of the provisions of the underlying Agreement and the leasehold estate of Company as lessee thereunder is terminated by summary proceedings or otherwise in accordance with the terms of the underlying Agreement, all Sublessees will attorn to County and recognize County as lessor; provided, however, County agrees that so long as such Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and to be bound by all the terms and conditions of such Sublease.

     2.3.3 In the event this Agreement is terminated for any reason, all Sublessees will be liable to County for their payment of rents and fees.

2.4  SUCCESSORS AND ASSIGNS

     All covenants and conditions of this Agreement will extend to and bind the legal representatives, successors and assigns of the respective parties hereto and all agreements with assignees or Sublessees will include all provisions contained in this Agreement.

2.5  CONTROL OF PERSONNEL

     Company will, in and about the leased Premises and elsewhere upon the Airport, exercise reasonable control over the conduct, demeanor, and appearance of its employees, agents, and representatives and the conduct of its contractors and suppliers. Upon objection from the CDR to Company concerning the conduct, demeanor, or appearance of such persons, Company will, within a reasonable time, remedy the cause of the objection.

2.6  SIGNS AND/OR WORKS OF ART

     2.6.1 Company will not erect, install, operate, nor cause or permit to be erected, installed, or operated upon the Airport Terminal Building or elsewhere upon Airport property, other than the Premises, any signs or other similar advertising devices for its own business. County reserves all rights to reasonably establish any Airport advertising signs located on the Premises. Company reserves the right to reasonably establish any advertising signs located on the Premises for the Commercial Facilities.

     2.6.2 Any identifying signs erected, installed, operated, or attached to thc Premises will require the prior written approval of the CDR, which will not be unreasonably withheld. Such approval may consider and provide conditions concerning factors including, but not limited to, size, type, content, and method of installation.

     2.6.3 Company will not commission, install, or display any work of art without the prior written approval of the CDR and without a full written waiver by the artist of all rights under the Visual Arts Rights Act of 1990, 17 U.S.C. (Sections 106A and 113).

2.7  ENTRY AND INSPECTION OF PREMISES

     County, its authorized officers, employees, agents, contractors, subcontractors, or other representatives will have the right to enter upon the Premises for the following reasons by providing at least two (2)
     business days prior written notice and while accompanied by a representative of Company (except in an emergency, in which case County will provide concurrent or reasonable subsequent notice specifying the nature of the emergency and thc need for immediate entry).

     2.7.1 To inspect at reasonable intervals during regular business hours (or any time in case of emergency) to determine whether Company has complied and is complying with the terms and conditions of this Agreement.

     2.7.2 For the purpose of inspecting the Premises and for fulfilling County's obligations hereunder, provided however, that such entry will be at such times and in such manner as to not unreasonably interfere with the operations of Company or its Sublessees. County may, however, enter at any time for emergency repairs or
               maintenance  without   responsibility  to  Company  for  loss  of
               business.

     No such entry by or on behalf of County upon these Premises will cause or constitute a termination of this Agreement nor be deemed to constitute an interference with the possession thereof nor constitute a revocation of or interference with any of Company's rights in respect thereof for exclusive use of the leased Premises. The inspections contemplated by the parties to this Agreement, pursuant to this Section, are for the sole benefit of the parties. No benefit to any third party is contemplated nor intended.

2.8  INTENTION OF PARTIES

     This Agreement is intended solely for the benefit of County and Company and is not intended to benefit, either directly or indirectly, any third party except approved sublessees of Company or member(s) of thc public at large. Any work done or inspection of the Premises by County is solely for the benefit of County and Company.

2.9  LIENS

     Company will cause to be removed any and all liens of any nature including, but not limited to, tax liens and liens arising out of or because of ally construction or installation performed by or on behalf of Company or any of its contractors or subcontractors upon Company's Premises or arising out of or because of the performance of any work or labor to it or them at the Premises or the furnishing of any materials to it or them for use at the Premises. Should any such lien be made or filed, Company will bond against or discharge the same within thirty (30) days after written request by CDR.

2.10 TAXES, LICENSES, AND PERMITS

     Company will promptly, pay all taxes, excises, license fees, and permit fees of whatever nature applicable to its operation and lease of Premises hereunder. Company may elect, however, at its own cost and expense to contest any such tax, excise, levy, or assessment. Company will keep current municipal, state, or local licenses or permits required for the conduct of its business.

2.11 INDEMNITY

     2.11.1 Company agrees to indemnify and hold County forever harmless from and against all liability, loss, demand, judgments, or other expense (including, but not limited to. defense costs, expenses, and reasonable attorney fees) imposed upon County by reason of injuries or death of persons (including wrongful death) and damages to property caused during and because of Company's use or occupancy of Airport property or the Premises or any actions or non-actions of Company, its officers, employees, agents, or other representatives, including movement of vehicles, provided, however, that such indemnity will not apply as to any negligent or willful act or omission of County, its employees, agents, or representatives.

     2.11.2 The County agrees to be responsible only to the extent provided by law, including but not limited to N.R.S. Chapter 41, for any liability arising Out of the performance of any condition of this Agreement proximately caused by any act or omission of its officers, agents or employees.

2.12 INSURANCE AND BONDS

     Company will ensure that all insurance and bonds as required herein are provided and maintained by the Company, its contractors, or other parties who develop any portion of the Premises. As used in this section any reference to Company shall be deemed to include Company's contractors or other parties involved in the development of the Premises, if applicable.

     2.12.1    Bonds

               2.12.1.1 Prior to commencement of a construction contract, Company will require its contractor to furnish Contract Bonds to the CDR as follows:

                         a. Labor and Material Payment Bond in the amount of one hundred percent (100%) of the contract price.
                         b. Performance Bond in the amount of one hundred percent (100%) of the contract price.
                         c. Guaranty Bond in thc amount of one hundred percent (100%) of the contract price. The Guaranty Bond will go into effect when the Notice of Completion is approved in accordance with Section 1.10 entitled IMPROVEMENTS, MAINTENANCE, AND REP AIR BY COMPANY.
                         d. Bonds may be secured through the Contractor's usual sources provided the Surety is authorized and licensed to do business in the State of Nevada.

               2.12.1.2 The Bonds referred to in Section 2.12.1.1 above will be written On the Payment and Performance Bond and Labor and Material Payment Bond forms approved by CDR.

               2.12.1.3 Company will require its contractor to require the Attorney-in-fact who executes me required Bonds on behalf of the Surety to affix thereto a certified and current copy of his power of attorney.

               2.12.1.4 Any Labor and Material Payment Bond, Performance Bond, or Guaranty Bond prepared by a licensed nonresident agent must be countersigned by a resident agent as per The provisions of N.R.S. 680A.300. CDR may waive the requirements of this Section 2.12.1 upon written request by Company.

     2.12.2    Insurance

               2.12.2.1 Prior to the commencement of any improvement or equipment installation on or about the Premises, Company will require that its construction contractor procure and maintain insurance for such construction and installation protecting both Company and County as well as the construction contractor. Such insurance will provide coverage and limits as arc determined customary in the industry by CDR and Company. Such insurance will include, but is not limited to:

                         a.   General Liability on an "occurrence" basis
                         b.   Automobile Liability
                         c.   Builder's risk equal to the maximum  probable loss
                              covering  the   Commercial   Facilities   and  all
                              materials and equipment.

               2.12.2.2 Company's (or its Contractor's) insurance will be primary as respects County and Company, their officers, employees, and volunteers acting as agents of the County (hereinafter referred to as "volunteers"). Any other coverage available to County, its officers, employees, and volunteers will be excess over the insurance required by the contract and shall not contribute with it.

               2.12.2.3 Company will maintain worker's compensation in the amounts and form as required by the Nevada Industrial Insurance Act and the Nevada Occupational Diseases Act. Certificates evidencing the valid, effective insurance policies will be provided to and kept on file with CDR.

               2.12.2.4 Company will keep insured with responsible insurance underwriters any improvements constructed by it upon and within the leased Premises to the extent of not less than one hundred percent (100%) of such improvements full insurable value using the all risk form of protection as acceptable to the CDR. Company will be responsible for insuring against any rental protection resulting in loss of income or extra expense to Company.

               2.12.2.5 Company will obtain and keep in full force and effect a policy(s) of general liability on an "occurrence" basis only and not "claims made." The coverage must be provided either on ISO Commercial General Liability form, an ISO Broad Form Comprehensive General Liability form, or equivalent, approved by the CDR and Company. Any exceptions to coverages must be fully disclosed on the required Certificate. If other than these forms are Submitted as evidence of compliance, complete copies of such policy forms will be submitted to CDR within ten
                         (10) days after notice to Company. Policies must include, but need not be limited to, coverages for bodily injury, property damage, personal injury, Broad

                         Form property damage, Premises and operations, severability of interest, products and completed operations, contractual and independent contractors with no exclusions of coverage for liability resulting from the hazards of explosion, collapse, and underground property damage.

                              Company will maintain limits of no less than one million dollars ($1,000,000) combined single limit per occurrence for bodily injury (including death), personal injury and property damage.

               2.12.2.6 Company will furnish Automobile Liability coverage for claims for damage because of bodily injury or death of any person, or property damage arising out of the ownership, maintenance or use of any motor vehicles whether owned, hired or non-owned. Company will maintain limits of no less than one million dollars ($1,000,000) combined single limit "per accident" for bodily injury and property damage.

               2.12.2.7  All  required  insurance  coverage as stated in Section
                         2.12.2 will be evidenced by a current Certificate(s) of Insurance. Such Certificates will include, but will not be limited to, the following:

                         2.12.2.7.1 All Certificates for each insurance policy are to be signed by a person authorized by that insurer and licensed by the State of Nevada.

                         2.12.2.7.2 Each insurance company's rating as shown in the latest Best's Key Rating Guide will be fully disclosed and entered on the required Certificates of Insurance. If the insurance company providing the coverage has a Best rating of less than B+8, the adequacy of the insurance supplied by Company (or its contractor), including the rating and financial health of each insurance company providing coverage, is subject to the approval by the CDR. Such approval will not be unreasonably withheld.

                         2.12.2.7.3 Company (or its contractor) will furnish renewal Certificates for the required insurance during the period of coverage required by this Agreement. Company (or its contractor) will furnish renewal Certificates for the same minimum coverages as required by this Agreement. If such certificate(s) are not provided in a timely manner, the COR may declare the Company in default of its obligation under this paragraph, subject to Section
                                        2.15.  (subsection 2.15.2 CURE) entitled
                                        TERMINATION BY COUNTY.

                         2.12.2.7.4 County, its officers, employees, and volunteers must be covered as additional insureds with respect to liability arising out of the activities by or on behalf of the named insured in connection with this Agreement. All property insurance policies will contain a waiver of subrogation clause in favor of County.

                         2.12.2.7.5 Each insurance policy supplied by the Company (or its contractor) must be endorsed to provide that the amount of coverage afforded to the County by the terms of this Agreement will not be suspended, voided, canceled, or reduced in coverage or in limits except after thirty (30) days' prior written notice by mail.

                         2.12.2.7.6 Any deductible, as it relates to coverage provided under this Agreement, will be fully disclosed on the Certificates of Insurance. Any deductible provided will be reasonable and customary for this type of risk.

                         2.12.2.7.7 If aggregate limits arc imposed on the insurance coverage, then the amounts of such limits must be not less than two million dollars ($2,000,000) per occurrence or per accident. All aggregates must be fully disclosed and the amount entered on the required Certificate of Insurance. Company's insurer must notify the CDR of any erosion  of the  aggregate  limits.  The
                                        "per  occurrence"  limits  of  insurance
                                        required  herein must be  maintained  in
                                        full,  irrespective  of any  erosion  of
                                        aggregate.   A   modification   of   the
                                        aggregation limitation may be permitted if it is deemed necessary and approved by the CDR and Company.

                         2.12.2.7.8 If the Company fails to maintain any of the insurance coverages required herein, then the County will have the option to declare the Company in breach subject to
                                        Section  2.15  entitled  TERMINATION  BY
                                        COUNTY  (subsection  2.15.2 CURE) or the
                                        CDR may purchase replacement insurance or pay the premiums that are due on existing policies in order that the required coverages may be maintained. -The Company is responsible for any expenses paid by the County to maintain such insurance and County may collect the same from the Company.

                         2.12.2.7.9 The insurance requirements specified herein do not relieve the Company of its responsibility or limit the amount of its liability to the County or other persons and the Company is encouraged to purchase such additional insurance as it deems necessary.

                         2.12.2.7.10 Company is responsible for and must remedy all damage or loss to any property, including property of County, caused in whole or in pan by the Company or its contractor, any subcontractor or anyone employed, directed or supervised by the Company. Company is responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with this Agreement.

     2.12.3 All subtenants will be subject to all of the terms of this section regarding insurance except that the amounts of coverage required shall be increased to reflect insurance levels which are commercially reasonable for the type of business conducted by each subtenant.

2.13 FIRE PROTECTION

     From time to time and as often as reasonably required by County, Company will conduct appropriate tests of any fire extinguishing apparatus located on the Premises. Company or its Sublessees will keep in proper functioning order all fire fighting equipment located on the Premises.

2.14 DAMAGE AND DESTRUCTION

     In the event of damage, destruction, or substantial loss to the Commercial Facilities which materially impairs Company's ability to operate or loss to any improvements constructed upon the Premises, by any cause, which damage, destruction, or loss is not capable of being repaired within sixty (60) days, Company will have the option to terminate this Agreement which option will be exercisable by written notice to County within sixty (60) days after thc occurrence of such event unless a long period is required under this Agreement. In the event the Company elects to terminate this Agreement based upon such damage, destruction, or substantial loss and the Company or its employees or agents cause such damage, destruction, or substantial loss to occur, the Company will be liable for and will pay for all cleanup or demolition of the Premises necessary to make the Premises ready for repair, replacement, restoration, or rebuilding which is not otherwise covered by insurance. In the event Company does not exercise such option, or in the event me damage, destruction, or loss is capable of being repaired within sixty (60) days, then Company will promptly repair, replace, restore, or rebuild said improvements to the extent of available insurance proceeds. Company may, within such sixty (60) day period request the CDR to approve a modification to the phasing plan pursuant to Section 1.6 entitled EFFECTIVE DATES to allow Company to replace the damaged or destroyed the Commercial Facilities with different Commercial Facilities, or to approve an extension of time to repair, replace, restore, or rebuild said improvements which approval will not be unreasonable withheld.

2.15 TERMINATION BY COUNTY

     2.15.1    Default by Company

               Company will be considered in default as lessee under this Agreement ill the event of anyone or more of the following occurrences;

               2.15.1.1 The liquidation under federal bankruptcy statutes which causes thc discontinuance of the fulfillment of any required provision of this Agreement by Company.

               2.15.1.2 Company tails to pay the rental charges or other money payments required by this Agreement when the same are due and the continuance of such failure for a period of twenty (20) days after written notice thereof from the CDR to Company.

               2.15.1.3 Company voluntarily abandons any of the Premises leased or assigned to it OT discontinues the conduct and operation of any businesses at the Premises.

               2.15.1.4 A failure to fulfill any of the terms, covenants, or conditions set forth in this Agreement.

     2.15.2    Cure

               Company  will be  considered  in  default  of this  Agreement  if
               Company  for any of the  reasons  set  forth  in  2.15.1  if such continues for a period of more than sixty (60) days (except failure to pay rental charges as described in 2.15.1.2 hereinabove) after delivery by the CDR of a written notice of such breach or default, except if the fulfillment of its obligation requires activity over a period of time, and Company will have commenced in good faith to perform whatever may be required for fulfillment within twenty (20) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

     2.15.3    Termination For Default By Company

               If default is made by Company as described in Section 2.15.1 hereinabove, and such default is not cured as provided in Section 2.15.2, County may elect to terminate this Agreement with sixty
               (60) days written notice to Company.

               2.15.3.1 If County elects to terminate this Agreement, it will in no way prejudice the right of action for rental arrearages owed by Company.

               2.15.3.2 In the event of any termination for default by Company as provided herein, County will have the right to enter upon the Premises and take possession of same. Redelivery and disposal of improvements will be as described in Section 2.18, entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION, of this Agreement.

2.16 TERMINATION BY COMPANY

     2.16.1    Default By County

               County will be considered in default as lessor of this Agreement if County fails to fulfill any of the terms, covenants, or conditions set forth in this Agreement if such failure shall continue for a period of more than sixty (60) days after delivery by Company of a written notice of such breach or default.

     2.16.2    Cure

               County will not, however, be considered in breach of this Agreement if the fulfillment of its obligation requires activity over a period of time and County has commenced in good faith to perform whatever may be required for fulfillment within twenty
               (20) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

     2.16.3    Termination For Default By County

               If default is made by County as described in Section 2.16.1 hereinabove, Company may elect to terminate this Agreement with sixty (60) days written notice to County.

               2.16.3.1 In the event of the termination for default by County, redelivery and disposal of improvements will be as described in Section 2.18, entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION, of this Agreement.

               2.16.3.2 In the event of any termination for default by County, it will in no way prejudice the right of action for rental arrearages owed by Company.

     2.17      WAIVERS AND ACCEPT ANCE OF FEES

               2.17.1 No waiver of default by either party hereto of any of the terms, covenants, or conditions hereof to be performed, kept, or observed will be construed to be or act as a waiver of any subsequent default of any of the terms, covenants, conditions herein contained to be performed, kept, and observed.

               2.17.2 No acceptance of fees or other money payments In whole or in part for any period or periods during or after default of any of the terms, conditions, or covenants to be performed, kept, or observed by the Company will be deemed a waiver on the part of the County of its right to terminate this Agreement on account of such default.

               2.17.3 No acceptance of fees or other money payments in whole or in part for any period or periods during or after default of any of the terms, conditions, or covenants to be performed, kept, or observed by the County will be deemed a waiver on the part of the Company of its right to terminate this Agreement on account of such default.

2.18 REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION

     2.18.1 Company covenants that at the termination of this Agreement, howsoever caused, it will quit and surrender such leased Premises in good repair and condition, excepting reasonable wear and tear, acts of God, the public enemy, or the action of the elements.

     2.18.2 Upon termination of this Agreement howsoever caused, county will require Company to remove from the leased Premises, within sixty
               (60) days of termination, all equipment, trade fixtures, and personal property belonging to Company. For purposes of this Subsection 2.18.2, the words "equipment, trade fixtures, and personal property" will include, but not be limited to, signs (electrical or otherwise) used to advertise or identify Company's business, all equipment used in connection which the conduct of its business whether or not such equipment is attached to said Premises; any other mechanical device; and all other miscellaneous equipment, furnishings, and fixtures installed on or placed on or about the leased Premises and used in connection with Company's business thereon.

     2.18.3    Upon termination of this Agreement, howsoever caused:

               Company will leave in place all of the permanent improvements whereupon title and ownership will pass from Company and vest in County without any further consideration required from County. Company agrees that it will immediately provide any transfers of title to the County as may be required. For purposes of this
               Section 2.18.3 the words "permanent improvements" means all property of the Company upon the Premises which will include, but not be limited to, paving, buildings, structures, and related appurtenances, wall coverings, carpeting, draperies, and light fixtures.

2.19 SUSPENSIONANDABATEMENT

     In the event that Company's operation from the Premises should be restricted substantially by action of the federal government or agency thereof or by ally judicial or legislative body, then the Company will have the right, upon written notice to County, to a suspension of this Agreement and all abatement of an equitable proportion of the payments to become due hereunder, from the time of such notice until such restrictions will have been remedied and normal operations restored.

2.20 FINANCING

     2.20.1 Notwithstanding anything to the contrary contained in this Agreement, Company will have the right at any time during the term hereof to execute and deliver to any or all of its Lenders any documents which will operate as collateral security for any loan or loans made, even if such document or documents, including a deed of trust or mortgage, result in a form or type of conveyance or assignment of the leasehold interest demised hereunder. It is hereby agreed that Company or any such Lender(s) will have the right to immediately record such document or document(s) with an appropriate public official or officials. Company agrees that copies of all such documents of conveyance or assignment as contained in this Section 2.20 will be provided to the CDR forthwith. Any financing arrangement which hypothecates any interest of Company in or under this Agreement or any conveyance or assignment to be made by Company of any interest in or under this Agreement must be approved by the CDR and such approval will not be unreasonably withheld but may be withheld for any reason that could bc given and justified as a valid business reason exercised by a private entity in a similar position to that of County as lessor, as a business judgment, including but not limited to requiring indemnity or other conditions. Any Lender which will succeed to Company's interest hereunder, will so succeed subject to all the terms and conditions of this Agreement.

     2.20.2 County will deliver to any such Lender written notice of any default of Company under the terms of this Agreement and said notice will specify the nature of the default. If Company mortgages this Agreement in accordance with this Section 2.20 and furnishes County the name, mailing address, and facsimile number of the Lender (referred to as "Lender"), County shall not be empowered to terminate this Agreement by reason of the occurrence of any default hereunder, unless County gives the Lender under such leasehold mortgage a copy of its notice to Company of such default and the default continues for sixty (60) days after the Lender has received such notice. The notice to Lender shall be sent both by facsimile and U.S. mail, certified, return receipt requested. Before terminating this Agreement, County will allow such Lender to cure or commence to cure any default of Company in accordance with Section 2.15.1.2 of this Agreement. The rime period to cure any default of Company will commence when said notice is delivered to Lender.

     2.20.3 Any default by the Company in the payment of money as required under the terms of this Agreement may be cured by the Lender in accordance with the terms of Section 2.15.1.2 of this Agreement, and County will accept any such payment or cure from such Lender during the term of the Lender's loan to Company, subject to the time periods set forth in Section 2.20.2. Lender shall have the right to remedy any default under this Agreement and County shall accept such performance by or at the instance of such Lender as if performance had been made by Company.

               2.20.3.1 Should the Company default under the terms of this Agreement and should the default be such that it cannot be cured by the payment of money and the default does not affect the security or safety of the Premises, County will accept payments of rent from such Lender and this Agreement will not terminate, but will remain in full force and effect, pending Lender's prompt cure of such default or resort to foreclosure or sale proceedings under its deed of trust or other security instruments.

               2.20.3.2 Should the Company default under thc terms of this Agreement and should the default be such that it cannot be cured by the payment of money and the default (in the sole and reasonable judgment of the CDR) affects the security or safety of the Premises and if Company's Lender does not wish this Agreement to terminate, then upon notice such Lender win have the obligation to cure immediately or to commence to cure the default in accordance with Section 2.15.2 of this Agreement. However, if the nature of the default requires action before the cure time specified in Section 2.15.2, the CDR may elect to cure the default. County will then present for payment to Company and Lender a detailed and itemized invoice of County's reasonable expenses incurred in curing the default. This Agreement will not terminate sooner than one (1) year from tile date of County's notice of default to Company and Lender, pending such Lender's resort to any foreclosure or sale proceedings under its deed of trust or other security instrument unless Company or Lender fails to pay County the amount of the invoice within sixty (60) days from receipt of notice of default. Provided Lender cures any monetary defaults and pays to County all rent, additional charges, and other sums due hereunder, Lender shall be excused from commencing or pursuing foreclosure proceedings against Company so long as Lender is enjoined therefrom as the result of a bankruptcy stay or any other form of injunction, restraining order or stay from any court that has jurisdiction.

     2.20.4 If any default has been cured by a Lender or purchaser, County agrees that upon completion of any foreclosure proceedings or sale under the deed of trust or other security securing the loan, the Lender or purchaser at such sale or any heir, successor, or assign of Lender subsequent to such sale, will be recognized by County as the lessee under the terms of this Agreement for all purposes (provided County bas consented to the list of potential transferees, or any purchaser, heir, successor or assign of Lender, as fit and proper to hold the Agreement and financially capable of performing and such consent will not be unreasonably withheld) for the remaining term hereof and the leasehold interest of the Lender or such purchaser will not be adversely affected or terminated by reason of any non-monetary default occurring prior to the completion of such proceedings or sale, provided such default has been remedied.

     2.20.5 Such Lender will not become personally liable under the terms and obligations of this Agreement unless and until it assumes the obligations and is recognized by County as the lessee under this Agreement and will be liable only so long as such Lender maintains ownership of the leasehold interest or estate.

     2.20.6 Not more frequently than three times in each calendar year within ten (10) days after a written request by the Company, County, through its CDR, will execute, acknowledge, and deliver to the Company or such person or entity as the Company designates, a certificate stating:

               a. that this Agreement is unmodified and in full force and effect in accordance with the terms (or if there have been modifications, that this Agreement is in force and effect as modified, and identifying the modification agreements, or if this Agreement is not in full force and effect, that it is not);
               b. the Agreement commencement and expiration dates and the date to which rental has been paid to County under this Agreement;
               c. Whether or not there is an existing default by Company in the payment of rental or any other sum of money under this Agreement, and whether or not there is any other existing default by either party under this Agreement with respect to which a notice of default has been served, and if there is such a default specifying its nature and extent;
               d. Whether or not there are any set-offs, defenses, or counterclaims against enforcement of the obligations to be performed by County under this Agreement; and
               e. Such other information that a Mortgagee or assignee may reasonably require.

     2.20.7 County agrees that the name of the Lender may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Company hereunder, as the interest of the Lender may appear;

     2.20.8 Except for County's or Company's right to terminate pursuant to the terms hereof, there shall bc no cancellation, surrender, or modification of this Agreement by the joint or several actions of County and/or Company without the prior consent in Writing of the holder of any leasehold deed of trust, nor shall this Agreement be terminated by operation of the doctrine of merger in the event the leasehold and fee interests in the Property are owned by the same person or entity without the prior consent in writing of the holder of any leasehold deed of trust. The granting of a leasehold deed of trust against the Property shall not operate to make the Lender thereunder liable for performance of any of the covenants or obligations of Company under this Agreement;

     2.20.9 County agrees to reasonably cooperate with the requests of Company and/or Company's Lender(s) in connection with any loan to Company.

     2.20.10 County and Company agree that (a) Company is in possession of the Premises demised by this Agreement notwithstanding the fact that Company has subleased, or may in the future Sublease, certain of the improvements thereon to third parties; and (b) the requirements of Section 365(h) of the Bankruptcy Code with respect to Company's right of Company to remain in possession of the leasehold estate under this Agreement shall continue notwithstanding any rejection of this Agreement in any bankruptcy proceeding involving County, or any other actions by any party in such a proceeding. Provided, however that Company (or Lender) will be required to cure all monetary defaults and pay all other rental and other fees when due and payable to County and that Company shall agree to be bound by all terms and conditions of this agreement. This provision, while included in this Agreement, has been separately negotiated and shall constitute a separate contract between the parties as well as a part of this Agreement. The provisions of this Section 2.20.10 are for the benefit of Company and its assigns, including, without limitation, Lender. "The parties hereto also agree that Lender is a party in interest and shall have the right to appear as a party in any proceeding brought under any bankruptcy law or under any other law which may affect this Agreement.

     2.20.11 Upon the request of Lender, County shall sign a "Landlord's Consent, Estoppel Certificate and Agreement ("Landlord Estoppel") in recordable form. or document by similar name. which document will contain the provisions set forth in this Section 2.20. County agrees the form of Landlord Estoppel attached to this Agreement as Exhibit "C' is an acceptable form.

     2.20.12 County shall send to Lender copies of all notices sent or received by County with reference to this Agreement.

     2.20.13 No amendment or waiver of any provision of this Agreement by County, and no voluntary cancellation of this Agreement or voluntary surrender of the Premises by Company or termination of this Agreement by Company pursuant to the provisions of this Agreement or by statute, shall be binding upon Lender, or of any force or effect, unless Lender consents thereto in writing. Lender shall respond to any request for such consent within forty-five (45) days from receipt of such request.

     2.20.14 In the event this Agreement is terminated by operation of law, other than County's termination for default (subject to Lenders rights) under the terms and conditions of this agreement, then County will enter into a new agreement for the Premises with Lender for the remainder of the term of this Agreement under the exact same terms and conditions as contained in this Agreement provided Lender makes written request upon County for such new agreement within forty-five (45) days from the date of such termination and such written request is accompanied by payment to County of all amounts then due to County, and provided further Lender pays to County at the time of the execution and delivery of the new agreement any and all sums which would at the time of the execution and delivery thereof be due under this Agreement but for termination. Such new agreement shall bc equal in the priority of this Agreement immediately prior to its termination. During the period following the termination of this Agreement and delivery of the new agreement, County shall do nothing that would terminate the Subleases affecting the Property or give rise to any liens upon the fee or leasehold estate. Upon execution and delivery of such new agreement, Lender shall be responsible for taking such actions as shall be necessary to cancel and discharge this Agreement and to remove Company from the Property. County's obligation to enter into such new agreement on thc Premises with Lender shall be conditioned only as follows: (i) Lender shall have remedied and cured all monetary defaults under this Agreement; and (ii) Lender shall have remedied and cured or shall have commenced and be in the process of diligently completing the cure of all non-monetary defaults of Company susceptible to cure by Lender. As used herein, the term "susceptible to cure by Lender" shall mean and include an defaults of Company that can be cured by thc payment of money and any default that can be cured by Lender without Lender obtaining possession and control of thc Premises. Lender shall defend, indemnify, and hold County harmless from and against any claim, action, suit, or proceeding made or brought by Company, any creditor of Company or any trustee of Company in a bankruptcy proceeding commenced by or against Con1pany that is based upon the execution of such new agreement on the Property by County in favor of Lender.

     2.20.15 The provisions of this Section 2.20 shall survive the termination, rejection, or disaffirmance of this Agreement and shall continue in full force and effect thereafter to the same extent as if this Section 2.20 were a separate and independent contract made by County, Company, and Lender and, from the effective date of such termination, rejection, or disaffirmance of this Agreement to the date of execution and delivery of such new agreement or: termination of the forty-five (45) day period set forth in this Section 2.20, whichever first occurs, Lender may use and enjoy the leasehold estate created by this Agreement without hindrance by County but subject to the terms of this Agreement. The agreement of County to enter into a new agreement with Lender shall be deemed a separate agreement between County and Lender, separate and apart from this Agreement as well as a part of this Agreement, and shall be unaffected by the rejection of this Agreement in any bankruptcy proceeding by any party. Notwithstanding this Agreement, County is not a party to any deed of trust made by Company and has no obligations thereunder.

     2.20.16 County hereby agrees that any default by Company under the terms of the deed of trust or any of thc loan documents between Company and Lender may cause the deed of trust to be foreclosed in any lawful manner; Lender may enforce the deed of trust and acquire title to the leasehold and to all interest of Company therein; may further enforce any collateral assignment and become entitled to occupy the Premises as the tenant thereunder; may rent the Premises to a tenant reasonably approved in writing by County pending foreclosure and acquisition and disposal of title; and that Lender may sell and assign the leasehold and the improvement thereon, or may sublet the Premises as a whole to an assignee or sublessee reasonably approved in writing by County, but no other or further assignment or sublease shall be made without the written consent of County, which approval shall not be unreasonably withheld. Lender and any successor in interest to Lender and any tenant pending foreclosure and acquisition and disposal of title, shall be liable to perform all obligations imposed upon the Company under this Agreement only during the period this Lender, a successor, or tenant, has possession or ownership of the leasehold and the Premises, and only for each such person during the period that such person has possession or ownership, unless excused therefrom in writing by County. Unless Lender shall otherwise expressly agree in writing, fee title to the Premises and the leasehold estate shall not merge, but shall remain separate and distinct, notwithstanding the union of thc estates either in Company or Lender or its assignee.

     2.20.17 County consents to Company mortgaging and assigning all of its leasehold estate in the Premises to Lender, and recognizes that lender is or will be a lienholder of all thc Premises, subject to the terms and conditions of this Agreement.

     2.20.18 Lender, or assigns, without affecting the validity of this Agreement, or the timely performance of the obligations owed to County under this Agreement, may extend the time of payment of indebtedness of Company to Lender, or assigns, or the performance of any of the terms and conditions of a loan agreement without the consent of County and without giving notice thereof to County. Company, however, shall request consent of the County, which County shall not unreasonably withhold or delay, if Company desires to extend the time of payment of indebtedness to Lender.

     2.20.19 County acknowledges that Lender has not assumed any liability for performance of the obligations of Company under this Agreement, and County agrees that the exercise by Lender of any right of Company under this Agreement shall not render Lender liable for any obligations of Company under this Agreement unless Lender has taken possession and ownership of the leasehold and the Premises. An undertaking by Lender to cure a default or series of defaults under this Agreement shall not in itself be construed as evidencing such an agreement on the part of Lender.

2.21 RECOVERY OF PREMISES

     2.21.1 County may, in its unlimited discretion, at any time during the term of this Agreement or any extensions thereof, recover all or any part of the Premises for other Airport or public uses (except for the (commercial Facilities purposes for which the recovered premises may not be used). Prior to the exercise of this power of recovery, County agrees to give Company one (1) year's written notice of its intention to exercise this power except for thc exercise of County's rights under Section 2.15 in which case no further written notice shall be required except as provided in
               Section 2.15.

               2.21.1.1 In the event of such taking of all or any portion of the Premises (or any other condemnation or taking of all or substantially all of the Premises) the County will pay fifty percent (50%) of the net present value of the future cash flow on the Commercial Facilities on the Premises or portion thereof affected being taken based on the remaining term of this Agreement and discounted at a rate not greater than the Discount Rate of the Federal Reserve Bank of San Francisco on the date of notice of such taking with a minimum of the outstanding debt existing on the Premises or portion thereof being taken as provided herein below. Such leasehold value will not include the value of the residual value of the land nor any amounts paid by County pursuant to Section 2.21.1.1.1. The residual land value will be as determined by a competent real estate appraiser acceptable to Company and CDR.

                         2.21.1.1.1 Upon notice from Company or, in the event of a total or partial taking, upon notice to Company's Lender, the County will pay to the Company's Lender all sums due to the Lender under the loan documents evidencing and securing the loan secured by the improvements on the Premises or portion there of being taken. Notwithstanding the foregoing, if Lender or approved Assignee of Lender has succeeded to the interest of Company, and the outstanding loan has been repaid, County shall pay Lender that amount which was due Lender on the date of foreclosure Or transfer of title or to such approved Assignee the amount Assignee paid Lender to assume this Agreement.

               2.21.1.2 The County will have no obligation for any encumbrance of the improvements which has not received County written approval as defined in Section 2.20.

               2.21.1.3 In the event of any partial condemnation or taking by any agency other than County, Company will be entitled to file an action to receive condemnation proceeds for taking of its leasehold improvements and its leasehold interest under the same terms set forth above in this
                         Section 2.21.

                                   ARTICLE III

3.1  MAINTENANCE AND OPERATION NONDISCRIMINATION COMPLIANCE

     The Company, for itself, it's heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this Agreement for a purpose for which a U.S. Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Company will maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation and as said Regulation may be amended.

3.2  NONDISCRIMINATION IN PARTICIPATION, CONSTRUCTION, AND USE OF PREMISES

     Company, for itself, its personal representatives, successors in interest, and assigns, and as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that:

     3.2.1 No person on the grounds of race, color, or national origin win be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities.

     3.2.2 That in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin will be excluded from participation in, denied the benefits of, or otherwise be subject to, discrimination.

     3.2.3 That the Company will use the Premises in compliance with all other requirements imposed by or pursuant to .49 CFR Pan 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation and as said Regulations may be amended.

3.3  TERMINATION RIGHTS FOR BREACH OF SECTIONS 3.1 AND 3.2 ABOVE

     In the event of breach of any of the nondiscrimination covenants described in Sections 3.1 and 3.2 above and such default is not cured within the time periods set form in Section 2.15 or as otherwise extended under Section
     2.20 for the benefit of a Lender, County will have the right to terminate this Agreement and to reenter and repossess the land and the facilities thereon, and hold the same as if said Agreement had never been made or issued. This provision, however, does not become effective until the procedures of 49 CFR Part 21 are followed and completed including expiration of appeal rights. Promptly upon the receipt of any complaint or other notice alleging violation of the covenants in Sections 3.1 and 3.2, County will notify Company and will provide Company the opportunity to defend the same.

3.4  NONDISCRIMINATION IN FURNISHING ACCOMMODATIONS AND/OR SERVICES:

     Company will furnish its accommodations and/or services on a fair, equal, and not unjustly discriminatory basis to all users hereof and it will charge fair, reasonable, and not unjustly discriminatory prices for each unit or service; provided that Company may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar type of price reductions to volume purchasers.

3.5  RIGHTS FOR NONCOMPLIANCE WITH SECTION 3.4

     Noncompliance with Section 3.4 above will constitute a material breach of this Agreement and in the event of such noncompliance and such default is not cured within the time periods set forth in Section 2.15 or as otherwise extended under Section 2.20 for the benefit of a Lender, County will have the right to terminate this Agreement and the estate hereby created without liability therefor or at the election of County or the United States of America either or both said Governments will have the right to judicially enforce the provision.

3.6  SUBAGREEMENT NONDISCRIMINATION COMPLIANCE

     Company hereby assures it will include the above clauses in all Subleases and cause Sublessees to similarly include clauses in further Subleases.

3.7  COMPANY OBLIGATION

     Company hereby assures that no person shall be excluded from participation in, denied the benefits of, or otherwise be discriminated against in connection with the award and performance of any contract, including leases, covered by 49 CFR Part 23 on the grounds of race, color, national origin, or sex.

3.8  APPENDIX 9, GENERAL CIVlL RIGHTS PROVISION

     Company assures that it will comply with pertinent statutes, Executive Orders, and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age" or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This Provision obligates the Company or its transferee for the period during which Federal assistance is extended to the Airport program, except where Federal assistance is to provide, or is in the form of personal property or real properly or interest therein or structures or improvements thereon. In these cases, the Provision obligates the party or any transferee for the longer of the following periods: (a) the period during which the property is used by the sponsor or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or
     (b) the period during which the Airport sponsor or any transferee retains ownership or possession of the property. In the case of contractors, this Provision binds the contractors from the bid solicitation period through the completion of the contract.

3.9  AFFIRMATIVE ACTION EMPLOYMENT PROGRAMS

     3.9.1 Company assures that it will undertake an Affirmative Action Program as required by 14 CFR Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin, or sex, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Company assures that no person will be excluded on these grounds from participating in or receiving the services or benefits of any program or activity cove-red by this subpart. The Company assures that it win require that its covered sub-organizations provide assurances to Company that they similarly will undertake Affirmative Action Programs and that they will require assurances from their sub-organizations, as required by 14 CFR Part 152, Subpart E to the same effect.

     3.9.2 The Company agrees to comply with any affirmative action plan or steps for equal employment opportunity required by 14 CFR Part 152, Subpart E, as part of the affirmative action program, and by any Federal, State, or local agency or court, including those resulting from a conciliation agreement, a consent decree, court order or similar mechanism. The Company agrees that State or local affirmative action plans will be used in lieu of any affirmative action plan or steps required by 14 CFR Part 152, Subpart E, only when they fully meet the standards set forth in 14 CFR, Subpart 152.409. Company agrees to obtain a similar assurance from its covered organizations, and to cause them to require a similar assurance of their covered sub-organizations, as required by 14 CFR Part 152, Subpart E.

     3.9.3 In the event the Company employs fifty (50) or more employees on the Airport, it agrees to prepare and keep on file for review by the FAA Office of Civil Rights, an affirmative action plan developed in accordance with standards in 14 CFR, Subpart
               152.409. Such program will be updated on an annual basis. Should Company employ less than fifty (50) employees on the Airport, it will annually send written correspondence confirming the exemption.

3.10 AIRPORT MAINIENANCE, REP AIR, DEVELOPMENT, AND EXPANSION

     County reserves thc right to further develop or improve the landing area or any other area, building, or other improvement within the present or future boundaries of the Airport as it sees fit in its sole judgment regardless of the desires or view of Company and without interference or hindrance by the Company. Further, County retains the absolute right to maintain, repair, develop, and expand the terminal building, any other Airport facility, Airport improvement, or Airport property free from any and an liability to the Company for loss of business or damage of any nature whatsoever as may be occasioned during or because of the performance of such maintenance, repair, development, or expansion.

3.11 MAINTENANCE, REPAIR, DIRECTION, AND CONTROL

     The County reserves the right, but is not obligated to exercise the right, to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the right to direct and control all activities of Company in this regard. These areas will include, but are not limited to, those areas which are necessary to serve the aeronautical users of the Airport, except that County will not be obligated to maintain and keep repair such areas of the Airport as may be leased to or under the control of Airport tenants whether such area serves aeronautical users or otherwise.

3.12 AGREEMENTS WITH THE UNITED STATES OF AMERICA

     This Agreement win be subject and subordinate to the provisions and requirements of any existing or future agreement between the County and the United States of America relative to the development, operation or maintenance of the Airport.

3.13 OPERATION OF AIRPORT BY THE UNITED STATES OF AMERICA

     This Agreement and all the provisions hereof will be subject to whatever right the United States of America now has or in the future may have or acquire, affecting the control, operation, regulation, and taking over of said Airport or the exclusive or nonexclusive use of the Airport by the United States during the time of war or national emergency.

3.14 PART 77 OF FEDERAL AVIATION REGULATIONS

     Company agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of a building is planned for the leased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on the leased Premises. .34

3.15 AIRSPACE

     There is hereby reserved to the County, its successors and assigns, for the use and benefit of thc public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises herein leased. This public right of flight will include the right to cause or allow in said airspace, any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the McCarran International Airport. No liability on the part of the County will result from the exercise of this right.

3.16 AIRPORT OBSTRUCTIONS

     The Company by accepting this Agreement expressly agrees for itself, its successors, and assigns, that it will not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder which will exceed such maximum height as may be stipulated by the County. It is understood and agreed that applicable laws, codes, regulations, or agreements concerning height restrictions will govern the maximum height to be stipulated by County. In the event the aforesaid covenants are breached, County reserves the right to enter upon the land leased hereunder and to remove the offending structure or object and cut down the offending tree all of winch will be at the expense of Company and without liability to County.

3.17 AIRPORT HAZARDS

     The Company by accepting this Agreement agrees for itself, its successors, and assigns, that it will not make use of the leased Premises in any manner which might interfere with the landing and taking off of aircraft from McCarran International Airport or otherwise constitute a hazard or obstruction. In the event the aforesaid covenant is breached, County reserves the right to enter upon the Premises hereby leased and cause the abatement of such interference at the expense of the Company and without liability of any kind.

3.18 AIRPORT RULES AND REGULATIONS

     The County, through it's CDR, will have the right to adopt, amend, and enforce reasonable rules and regulations with respect to use of and the conduct and operation of the Airport, its terminal buildings, or any improvements within the present or future boundaries of the Airport which Company agrees to observe and obey.

3.19 COMPLIANCE WITH PUBLIC AUTHORITIES

     3.19.1 Company will not use or permit the use of the demised Premises or any other portion of the Airport for any purpose or use other than authorized by this Agreement or as may be authorized by other, separate; written agreement with County.

     3.19.2 Company, its employees, representatives, or agents will comply with all present or future laws, rules, regulations, and amendments or supplements thereto governing or related to the use of the Airport or the demised Premises as may from time to time be promulgated by Federal, State, Or local governments and their authorized agencies.

3.20 ENVIRONMENTAL POLICY

     3.20.1    Violation Of Environmental Laws

               Company will not cause or permit any hazardous material to be used, generated, manufactured, produced, stored, brought upon, or released on, under, or about the Premises, or transported to and from the Premises, by Company, its Sublessees, their agents, employees, contractors, invitees, or a third party in violation of the Environmental Laws as defined in Section 1.1, entitled DEFINITIONS.

               3.20.1.1 CDR will have access to the Premises to inspect same to insure that Company is using the Premises in accordance with environmental requirements.

               3.20.1.2 Company, at the CDR's reasonable request, as a Project Cost will conduct such testing and analysis as necessary to ascertain whether Company is using the Premises in compliance with environmental requirements. Any such tests will be conducted by qualified, independent experts chosen by Company and subject to CDR's reasonable approval. Copies of such reports from any such testing will be provided to CDR.

               3.20.1.3 Company will provide copies of all notices, reports, claims, demands, or actions concerning any environmental concern or release or threatened release of hazardous materials or special wastes to the environment.

     3.20.2    Contamination Of Premises

               If thc presence of any Hazardous Materials on, under, or about the Premises caused or permitted by Company results in any contamination of the Premises, in violation of an Environmental Law, Company win promptly take all actions, at its sole cost and expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises. Company will take all steps necessary to remcdy and remove any such hazardous Materials and special wastes and any other environmental contamination as is presently or subsequently discovered on or under the Premises as are necessary to protect the public health and safety and the environment from actual or potential harm and to bring the Premises into compliance with all environmental requirements; provided, however, County will be solely responsible and shall indemnify Company for any claims arising from any environmental condition existillg on or about the Premises prior to the Approval Date or any environmental conditions caused by County during the term or arising in any way and at any time from the Airport. Such procedures are subject to:

               3.20.2.1 Prior approval of CDR, which approval will not be unreasonably withheld. Company will submit to CDR a written plan for completing all remediation work. CDR retains the right to review and inspect all such work at any time using consultants and/or representatives of his/her choice.

               3.20.2.2  Such  actions  of   remediation  by  Company  will  not
                         potentially have any material adverse long-term effect on the Premises in the reasonable judgment of CDR.

     3.20.3    Compliance With All Governmental Authorities

               Company will promptly make all submission to, provide all information to, and comply with all requirements of the appropriate Governmental authority under all Environmental Law as defined in Section 1.1, entitled DEFINITIONS, of this Agreement.

               3.20.3.1 Should the Government determine that a site characterization, site assessment, and/or cleanup plan be prepared or that a cleanup should be undertaken because of any spills or discharges of Hazardous Materials at the Premises which occur during the term of this Agreement then Company shall (as a Project
                         Cost) prepare and submit required plans and financial assurances, and carry out the approved plans. Company will promptly provide all information requested by CDR to determine the applicability of the Environmental Laws to the Premises, or to respond .to any Governmental investigation or to respond to any claim of liability by third parties which is related to environmental contamination.

               3.20.3.2 Company's obligations and liabilities under this provision will continue so long as County bears any responsibility under the Environmental Laws for any action that occurred on the Premises during the term of this Agreement.

               3.20.3.3 This indemnification of County by Company includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, any fines, or penalties issued to Company or County, or any other work required by any Federal, State, or local governmental agency or political subdivision because of Hazardous Material located on the Premises or present in thc soil or ground water on, under, or about the Premises.

               3.20.3.4 The Parties agree that County's right to enforce Company's promise to indemnify is not an adequate remedy at law for Company's violation of any provision of this Agreement. County will also have the rights set forth in Section 3.20.4 entitled COUNTY'S TERMINATTON RIGHTS FOR VIOLATION OF ENVIRONMENTAL LAWS, or Section
                         2.15 entitled TERMINATION BY COUNTY of this Agreement in addition to all other rights and remedies provided by law or otherwise provided in this Agreement subject to the rights to cure as set forth in Section 2.15 or as otherwise extended under Section 2.20 for the benefit of a Lender.

     3.20.4    County's Termination Rights For Violation of Environmental Laws

               3.20.4.1 Company's failure or its Sublessees, their agents, employees, contractors, invitees, or the failure of a third party to comply with any of the requirements and obligations of this Agreement or applicable Environmental Laws will constitute a material default of this Agreement and will permit County to pursue the following remedies, in addition to all other rights and remedies provided by Jaw or otherwise provided in this Agreement, to which County may resort cumulatively, or singularly, in the alternative.

                         3.20.4.1.1 County may, at County's election, keep this Agreement in effect and enforce all of its rights and remedies under this Agreement, including (i) the right to recover rent and other sums as they become due by the appropriate legal action and/or (ii) the right, upon ten
                                        (10) days written notice to Company,  to
                                        make  payments  required  of  Company or
                                        perform  Company's  obligations  and  be
                                        reimbursed   by  Company  for  the  cost
                                        thereof, unless such payment is made or obligation performed by Company within such ten (10) day period.

                         3.20.4.1.2 County may, at County's election, terminate this Agreement upon written notice to Company as provided in Section
                                        2.15 entitled  TERMINATION  BY COUNTY or
                                        as otherwise extended under Section 2.20
                                        for the  benefit  of a  Lender.  If this
                                        Agreement  is   terminated   under  this
                                        provision,  Company  waives  all  rights
                                        against  County,   including,   but  not
                                        limited to, breach of contract, costs of
                                        design, installation, or construction of
                                        improvements   and/or   interruption  of
                                        business.

                         3.20.4.1.3 Notwithstanding any other provision in this Agreement to the contrary, County will have the right of "self-help" or similar remedy in order to minimize ally damages, expenses, penalties, and related fees or costs, arising from or related to a violation of environmental law under or about the Premises.

     3.20.5 The provisions of this Section 3.20 entitled ENVIRONMENTAL POLICY shall survive the expiration or earlier termination of this Agreement.

3.21 AMERICANS WITH DISABILITIES ACT

     Company will throughout thc term of this Agreement be in compliance with all applicable provisions of the Americans With Disabilities Act, Public Law 101-336.

                                   ARTICLE IV

4.1  FORCE MAJEURE

     Neither County nor Company will be deemed to bc in breach of this Agreement by reason of failure to perform any of its obligations hereunder if, while and to the extent that such failure is due to strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of governmental authority, unusual weather conditions, floods, riots, rebellion, or sabotage. However, the provisions of this Section will not apply to failure by Company to pay rents, fees, or any other money payments required under other provisions, covenants, or agreements contained in this Agreement.

4.2  QUIET ENJOYMENT

     County agrees that, on payment of the rentals and fees and performance of the covenants, conditions, and agreements on the part of Company to be performed hereunder, Company will have the right to peaceably occupy and enjoy the Premises.

4.3  NOTICES

     Any notice or communication to be given under the terms of this Agreement (a "Notice") shall be in writing and shall be personally delivered or sent by facsimile, overnight delivery, or registered or certified mail, return receipt requested. Notices shall be addressed as follows:

     if to the Company:  ILX Resorts Incorporated
                         Attn: Joseph P. Martori,
                         Chairman of the Board
                         2111 E. Highland, Suite 210
                         Phoenix, AZ 85016

     With a copy to:     Al Spector, Esq.
                         Spector Law Offices, P.C.
                         6900 E. Camelback Road, Suite 640
                         Phoenix, AZ 85251

     if to County:       Clark County, Nevada
                         Director of Aviation
                         P.0. Box 11005, Airport Station
                         Las Vegas, Nevada 89111-1005
                         fax no.: (702) 597-9553
     or at such other address as a party may from time to time designate by Notice hereunder.

4.4  HEADINGS, TITLES OR CAPTIONS

     Article, section, or paragraph headings, titles, or captions are inserted only as a manner of convenience and for reference, and in no way define, limit or describe the scope or extent of any provision of this Agreement.

4.5  INVALID PROVISIONS

     It is expressly understood and agreed by and between the Parties hereto that in the event any covenant, condition, or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition, or provision will in no way affect any other covenant, condition, or provision herein contained; provided, however, that the invalidity of any such covenant, condition, or provision does not materially prejudice either County Of Company in their respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

4.6  STATE OF NEVADA LAW

     This Agreement win be interpreted under and governed by the Law of the State of Nevada.

4.7  ENTIRE AGREEMENT

     This document represents the entire agreement between the Parties hereto and will not be modified or canceled by mutual agreement or in any manner except by instrument in writing, executed by the Parties or their respective successors in interest.

4.8  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors, or assigns, as the case may be. IN WITNESS WHEREOF, County and Company have executed these presents the day and year first above written.


                                        CLARK COUNTY, NEVADA


                                        BY: /s/ Randall H. Walker
                                            ------------------------------------
                                            RANDALL H. WALKER
                                            Direction of Aviation


                                        ILX RESORTS INCORPORATED,
                                        An Arizona corporation


                                        BY: /s/ Joseph P. Martori
                                            ------------------------------------
                                            JOSEPH P. MARTORI
                                            Chairman of the Board


APPROVED AS TO FORM:
Stewart Bell, District Attorney


BY
   -----------------------------------
                (Deputy)


                                    EXHIBITS:


                                    A = Legal

                                 B = Master Plan

                         C = Landlord Estoppel Agreement